Exhibit 10.18

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                                LICENSE AGREEMENT

                                     between

                           ELAN PHARMACEUTICALS, INC.

                                       and

                                   ENZON, INC.

                             Dated November 22, 2002

================================================================================

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            THIS LICENSE AGREEMENT (this "Agreement"), effective November 22,
2002 (the "Effective Date"), is between Elan Pharmaceuticals, Inc., a Delaware corporation ("Elan"), and Enzon, Inc., a Delaware corporation ("Enzon").

                                    RECITALS

            Enzon, Elan and certain Affiliates of Elan entered into an Asset Purchase Agreement, dated as of October 1, 2002 (the "Asset Purchase Agreement"), pursuant to which Elan and certain of its Affiliates will sell to Enzon, and Enzon will purchase from Elan and certain of its Affiliates, on the Effective Date, any rights, title and interests related to the "Product" and "Product Improvements" (each as defined in the Asset Purchase Agreement); this license serves to convey certain of those rights to Enzon and return certain of those rights that are assigned to Enzon pursuant to the Asset Purchase Agreement and certain Related Agreements to Elan to the extent that they are not related to the Product or Product Improvements.

            In consideration of the premises and the mutual covenants and promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

            Section 1.01. Definitions. Capitalized terms not defined in this
Section 1.01 shall have their corresponding meanings as set forth in the Asset Purchase Agreement. For purposes of this Agreement:

            "Elan Improvements" shall mean Product Improvements developed by the Elan Companies or its Affiliates for use, having used, distribution, marketing, selling, offering to sell, having sold and promotion solely outside the Territory.

            "Excluded Technology" shall mean any proprietary Know-How or Patent Rights owned or Controlled by Elan or its Affiliates that are unrelated to: (a) lipid or liposomal combinations or formulations, (b) other combinations or formulations of Amphotericin B, or any chemical derivatives thereof, with respect to which Elan or its Affiliates are conducting or have conducted clinical or pre-clinical research prior to the Effective Date (including any aerosol formulations of or combination products with Amphotericin B), and/or (c) the making, having made, using, selling, offering for sale or importing of compositions of matter or articles of manufacture constituting any of the foregoing. Notwithstanding the foregoing, included within this definition shall be the NanoCrystal Technology and PROMDAS.

            "Know-How" shall mean any proprietary or nonproprietary information directly related to the manufacture, preparation, development (both research and clinical), or commercialization of a product, including, without limitation, product specifications, processes, product designs, plans,

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trade secrets, ideas, concepts, inventions, formulae, chemical, pharmacological, toxicological, pharmaceutical, physical, analytical, stability, safety, quality assurance, quality control and clinical information, technical information, research information, and all other confidential or proprietary technical and business information, whether or not embodied in any documentation or other tangible materials, but in no event shall the definition of "Know-How" include information properly in the public domain as of the Effective Date.

            "NanoCrystal Technology" means that certain nanoparticle milling and stabilization technology that the Elan Companies or their Affiliates acquired from or by reason of their acquisition of NanoSystems, Inc.

            "Patent Rights" shall mean rights conferred or represented by a granted or issued patent in force, or such like rights related to a patent application and any divisionals, continuations, continuations-in-part, provisionals, substitutions, patents of addition, reissues, extensions, reexaminations or renewal applications related to, or claiming priority to, the foregoing (including any supplemental patent certificates) or any confirmation patent or registration patent and all patents issuing and all foreign counterparts of any of the foregoing.

            "Product Know-How" shall mean the Product Related Know-How and the Product Specific Know-How.

            "Product Patent Rights" shall mean the Product Related Patent Rights and the Product Specific Patent Rights.

            "Product Related Intellectual Property" shall mean the Product Related Know-How and the Product Related Patent Rights.

            "Product Related Know-How" shall mean that Know-How owned or Controlled by Elan or its Affiliates that relates to the Product or Current Product Improvement and shall exclude the Product Specific Know-How. For the sake of clarity, Know-How claimed in an issued patent or published patent application within the Product Related Patent Rights shall not be included in the definition of Product Related Know-How.

            "Product Related Patent Rights" shall mean those Patent Rights listed on Exhibit A of this Agreement and any other Patents Rights that are owned or Controlled by Elan or its Affiliates, the practice of which during the making, having made, use, having used, marketing, sale, having sold, offering to sell and importation of the Product or any Product Improvement in the Territory would result in the infringement thereof, and shall exclude the Product Specific Patent Rights.

            "Product Specific Intellectual Property" shall mean the Product Specific Know-How and the Product Specific Patent Rights.

            "Product Specific Know-How" shall mean that Know-How Controlled by Elan or its Affiliates that relates specifically and exclusively to the Product or any Current Product improvement. For the sake of clarity, Know-How claimed in an issued patent or published patent application within


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the Product Specific Patent Rights shall not be included in the definition of
Product Specific Know-How.

            "Product Specific Patent Rights" shall mean those Patent Rights listed on Exhibit B of this Agreement.

            "PROMDAS" shall mean those solid oral dosage forms and medium chain fatty acid enhancers as claimed and particularly described in the PCT application WO 00/50012.

            "Third Party Intellectual Property" shall mean any Know-How or Patent Rights that are owned or controlled by any party other than a party to this Agreement (a "Third Party").

                                    ARTICLE 2

                                 LICENSE GRANTS

            Section 2.01. Assignments by Elan. In accordance with the Asset Purchase Agreement and the Patent Assignment Agreement, Elan has assigned to Enzon all right, title and interest in the Product Specific Intellectual Property.

            Section 2,02. License Grants.

            (a) Elan Grant to Enzon.

            Elan grants to Enzon, its Affiliates and their respective assigns, successors, and Enzon accepts, a royalty-free, fully-paid up, irrevocable exclusive license, or as applicable, sub-license, (exclusive even as to Elan) in the Territory to the Product Related Intellectual Property to the extent reasonably necessary or useful to develop, make, have made, use, have used, market, sell, have sold, offer to sell and import the Product and any Product Improvements. Elan shall retain and have the exclusive right and license under the Product Related Intellectual Property, both within and without the Territory, for all other purposes. The parties also acknowledge that Elan shall retain the right to the Product Related Intellectual Property only to the extent reasonably necessary or useful to make or have made the Product solely within the Territory, or any improvements to the products developed by the Elan Companies or its Affiliates, for use, having used, distribution, marketing, selling, offering to sell, having sold and promotion solely outside the Territory.

            For the avoidance of doubt, and subject to the terms of the Asset Purchase Agreement and Section 2.02(c) below, Enzon and its Affiliates and their respective assigns and successors, shall have rights to use and have used the Product and any Product Improvements outside the Territory in connection with
(A) clinical trials participated in or undertaken by Enzon and/or its Affiliates in accordance with the terms of the Asset Purchase Agreement and the Related Agreements; and (B) development and research activities undertaken or to be undertaken by Enzon, its Affiliates and their respective assigns, successors which are related to the Product or any Product Improvements in the Territory (the foregoing collectively, "Enzon R&D Activities").


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            (b) Enzon Grant to Elan.

            Subject to Section 8.14 of the Asset Purchase Agreement, Enzon grants to Elan and its Affiliates, their respective assigns and successors, and Elan accepts, a royalty-free, fully-paid up, irrevocable exclusive license (exclusive even as to Enzon) to the Product Specific Intellectual Property to the extent reasonably necessary or useful to develop, make, have made, use, have used, market, sell, have sold, offer to sell and import any composition of matter or article of manufacture other than the Product or any Product Improvements. Enzon further grants to Elan and its Affiliates, their respective assigns, successors, and Elan accepts a royalty-free, fully-paid up co-exclusive license in the Territory (with Enzon) to the Product Specific Intellectual Property only to the extent reasonably necessary or useful to make or have made the Product, or any Elan Improvement, for use, having used, distribution, marketing, selling, offering to sell, having sold and promotion solely outside the Territory.

            For the avoidance of doubt, and subject to the terms of the Asset Purchase Agreement and Section 2.02(c) below, Elan and its Affiliates and their respective assigns and successors, shall have rights to use and have used the Product and any Elan Improvements in the Territory in connection with (A) clinical trials participated in or undertaken by Elan and/or its Affiliates in accordance with the terms of the Asset Purchase Agreement and the Related Agreements; and (B) development and research activities undertaken or to be undertaken by Elan, its Affiliates and their respective assigns and successors which are related to use, having used, distribution, marketing, selling, offering to sell, having sold and promotion of the Product or any Elan Improvements outside the Territory (the foregoing collectively, "Elan R&D Activities").

            (c) Trademark License and Quality Control

            Each party grants to the other and its Affiliates, their respective assigns and successors and each party accepts free of royalty, a fully-paid up co-exclusive license to use such party's corporate name, logo or symbol on Labeling and packaging for the Product outside the applicable territory solely to the extent legally required to implement the rights afforded by this Agreement and the Asset Purchase Agreement. Each party will use commercially reasonable efforts to protect the other party's corporate name, logo and symbol. Each party will have prior approval of each form of use of its corporate name, logo or symbol on Labeling and packaging by the other party. Each party acknowledges that the other party owns all right, title and interest in such other party's corporate name, logo or symbols and the goodwill associated with same, and that any and all use of corporate names, logos and symbols under this Agreement, and any goodwill associated with such use, shall inure exclusively to the benefit of the respective trademark owner.

            Enzon further grants to Elan and its Affiliates a limited license to use the ABELCET and ABCL marks (the "Marks") in the Territory only in connection with Elan R&D Activities. Elan further grants to Enzon and its Affiliates a limited license to use the Marks outside of the Territory only in connection with Enzon R&D Activities. The parties agree and acknowledge that Enzon owns all right, title and interest in the Marks in the Territory and that Elan owns all right, title and interest in the Marks outside of the Territory. Any goodwill associated with any and all use of the Marks in the Territory shall inure exclusively to the benefit of Enzon, and any goodwill associated with any and


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all use of the Marks outside of the Territory shall inure exclusively to the benefit of Elan. With respect to the activities undertaken in connection with this limited license of the Marks, each party shall have the right, in its discretion and prior to use or distribution in its territory, to request, review and approve, in its reasonable discretion, samples of the other party's Products bearing the Marks, as well as any related packaging, promotional or advertising materials bearing the trademark(s) in any form, including (without limitation) web site pages featuring the Marks (with a username and/or password to permit access to restricted areas, as necessary).

            In the event that actual confusion should arise, or either party believes that a likelihood of confusion may arise, in connection with the parties' use of the Marks, the parties will fully cooperate in an effort to eliminate such confusion and to avoid the possibility of such a likelihood of confusion.

            (d) Copyright License.

            Elan grants to Enzon a fully-paid up, irrevocable royalty-free license in the Territory to the copyrights or equivalent statutory rights relating specifically to the Product, including, without limitation, a right to create derivative works or compilations thereof.

            Section 2.03. Covenant Not to Enforce. During the term of this Agreement, Elan and its Affiliates will not enforce any intellectual property rights they own or Control, or support an action of a Third Party to enforce any such intellectual property rights, that would block, prevent or frustrate commercialization of the Product or any Product Improvement by Enzon, its Affiliates or their sublicensees in the Territory. During the term of this Agreement, Enzon and its Affiliates will not enforce any intellectual property rights they own or Control in relation to the Product, or any Product Improvement transferred to Enzon under the Asset Purchase Agreement, or support an action of a Third Party to enforce any such intellectual property rights, that would block, prevent or frustrate commercialization of the Product or any Elan Improvements by Elan, its Affiliates or their sublicensees outside of the Territory, or the manufacture of the Product within the Territory solely for sale by Elan, its Affiliates or their sublicensees outside of the Territory. For purposes of clarity, nothing in this Section 2.03 shall apply to Patent Rights or Know-How of a Third Party that is either licensed to or purchased by, but not issued to, a party or its Affiliates after the Effective Date or that is owned or Controlled by a Third Party who, after the Effective Date, acquires or merges with the ultimate parent entity of either party.

            Section 2.04. Third Party Intellectual Property. Except as otherwise provided for by the Asset Purchase Agreement or the Supply Agreement, Enzon shall be responsible for obtaining any rights or licenses to Third Party Intellectual Property required for the manufacture, sale, offer for sale, use, promotion, import or export of the Product or Product Improvement thereto in the Territory (such as, for example, any activity which may be considered by a competent court to infringe a Patent Right owned by a Third Party), and Elan shall be responsible for obtaining any rights or licenses to Third Party Intellectual Property required for the manufacture, sale, offer for sale, use, promotion, import or export of the Product or any Elan Improvement outside of the Territory. Each of Enzon and Elan shall provide prompt written notice to the other of the particulars of any Third Party Intellectual


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Property in the Territory that Enzon or Elan, as applicable, reasonably believes may be asserted or that has been asserted to be Third Party Intellectual
Property.

            Section 2.05. Sublicenses. All of the rights and licenses reserved by or granted hereunder shall be freely sublicensable by the licensee, its Affiliates and their respective licensees, sublicensees or contracting parties without approval of the other party. All of the terms and conditions of this Agreement shall apply to any such sublicenses. Enzon and Elan hereby guarantee and assume responsibility for the performance of all obligations so imposed on any sublicensee by reason of operation of the applicable sublicense.

            Section 2.06. Delivery Obligations. To the extent not precluded by confidentiality obligations owed to a Third Party, each party shall promptly, upon the other party's reasonable request, deliver to such other party any copies of any reasonably available tangible embodiments of the Product Patent Rights and/or the Product Know-How licensed under this Agreement.

            Section 2.07. Transfer of Product Know-How. Within ten (10) business days following the Closing Date, the parties shall agree on a schedule for the comprehensive disclosure by Elan to Enzon of all Product Know-How. Elan shall for a period not to exceed one (1) year (the "Transfer Period") make available qualified and knowledgeable personnel to promptly respond to reasonable questions pertaining to Product Know-How. Elan will make its personnel available for up to 100 hours without additional charge, and for up to an additional two hundred (200) hours at an hourly rate agreed upon by the parties. Upon the expiration of the Transfer Period, Elan shall have no further transfer obligations.

            Section 2.08. Exclusions. Notwithstanding any provision herein, none of the obligations, covenants or license grants contained within this Agreement shall extend to or encompass Excluded Technology.

                                    ARTICLE 3

                           MAINTENANCE AND ENFORCEMENT
                         OF INTELLECTUAL PROPERTY RIGHTS

            Section 3.01. Prosecution and Maintenance of Patent Rights.

            (a) Decisions as to whether to file, prosecute and maintain, the Product Specific Patent Rights, along with other strategic decisions relating to patent prosecution thereof in the Territory, shall be made by Enzon, at Enzon's sole expense and discretion. Elan shall coordinate and cooperate in the filing, maintenance or prosecution of the Product Specific Patent Rights with the person or persons designated in writing by Enzon. Enzon shall reasonably advise Elan of the status and prosecution strategy of the actual and prospective patent filings. Enzon shall not materially prejudice any foreign counterparts of the Product Specific Patent Rights. Elan shall be permitted to comment on the prosecution of the Patent Rights subject to this Section 3.01(a) and may, at its own expense and


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discretion, submit such comments to Enzon. Enzon shall consider such comments in good faith, but shall not be obligated to implement them.

            (b) Decisions as to whether to file, prosecute and maintain, the Product Related Patent Rights or the foreign counterparts of the Product Patent Rights, along with other strategic decisions relating to patent prosecution thereof, shall be made by Elan, at Elan's sole expense and discretion. Enzon shall coordinate and cooperate in the filing, maintenance or prosecution of the Product Related Patent Rights with the person or persons designated in writing by Elan; provided, however, that to the extent such activities are unrelated to the Product or any Product Improvement, Enzon shall be reimbursed for its reasonable out-of-pocket costs relating thereto. Elan shall reasonably advise Enzon of the status and prosecution strategy of the actual and prospective patent filings in the Territory. Elan shall not materially prejudice the Product Patent Rights. Enzon shall be permitted to comment on the prosecution of the Patent Rights subject to this Section 3.01(b) and may, at its own expense and discretion, submit such comments to Elan. Elan shall consider such comments in good faith, but shall not be obligated to implement them.

            (c) Immediately upon the decision of either party not to file, maintain or continue the prosecution of any Product Patent Rights or foreign counterparts thereof, and at least sixty (60) days before ceasing prosecution and/or maintenance of any such Patent Rights, if a party elects not to file a patent application or ceases the diligent prosecution and/or maintenance of any such Patent Right, the other party at its sole discretion, may elect to file and/or continue prosecution and/or maintenance or assume control of the prosecution of such Patent Rights at its own cost and expense.

            (d) The parties shall cooperate, if necessary and appropriate, with each other in gaining patent term extensions that are now available or become available in the future wherever applicable to the Product, a Product Improvement or an Elan Improvement. The parties shall, if necessary and appropriate, use reasonable efforts to agree upon a joint strategy relating to patent term extensions, but, in the absence of mutual agreement with respect to any extension issue, a patent shall be extended if either party elects to extend such patent. All filings for such extension shall be made by the party to whom the patent is assigned; provided, however, such party shall (i) inform the other party of its intention not to file and (ii) grant the other party the right to file for such extension.

            (e) Except as otherwise provided for by the Asset Purchase Agreement or the Supply Agreement, the parties shall bear their own costs and expenses of filing, prosecuting, maintaining and extending any Patent Rights subject to this Agreement.

            Section 3.02. Infringement of Licensed Property.

            (a) Enzon shall, with respect to infringement claims maturing after the Effective Date, within the Territory, have the sole and exclusive right to enforce, even as to acts or products unrelated to the Product or any Product Improvement (a "Non-Product Claim"), the Patent Specific Product Rights. Elan shall, within and without the Territory, have and retain the sole and exclusive right to enforce, even as to acts or products related to the Product or any Product Improvement (a "Product Related Claim") of the Patent Related Product Rights and the foreign counterparts of the Product Patent Rights. In prosecuting, as applicable, the enforcement rights retained or granted under


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this Section 3.02(a), neither party may materially prejudice the other party's rights, as applicable, in the Product Patent Rights or their foreign counterparts. The parties agree to cooperate in the enforcement of the Product Patent Rights. If one party brings any action or proceeding to enforce the Product Patent Rights, the second party may be joined as a party plaintiff if necessary for the action or proceeding to proceed and, in case of joining, the second party agrees to give the first party reasonable assistance and authority to file and to prosecute such suit. Each party agrees to provide the party that is seeking to prevent or enjoin any such infringement with all reasonable assistance, information and authority to perform the foregoing. The non-prosecuting party shall have the right, but not the obligation at its own expense, to be represented in such action by its own counsel. Each party shall keep the other party reasonably informed as to the status and conduct of the litigation and shall, at the other party's sole cost and expense, accept and reasonably consider the other party's comments relating thereto. A party having knowledge that any of the Product Patent Rights are subject to infringement, or having knowledge of a reasonable probability of such infringement, shall promptly notify the other in writing, but in any event within thirty (30) days of receipt of written notice of such infringement. The notice shall set forth the facts of such infringement in reasonable detail.

            (b) Upon receiving notice of infringement or suspected infringement of the Product Specific Patent Rights, including, without limitation, a Non-Product Claim, Enzon shall have the sole right and discretion, but not the obligation, to institute, prosecute, and control with its own counsel at its own expense any action or proceeding with respect to infringement of the Product Specific Patents and Elan shall have the right, but not the obligation at its own expense, to be represented in such action by its own counsel. Enzon shall be entitled to retain all awards, damages and settlement amounts arising out of any action initiated pursuant to this Section 3.02(b); provided, however, Elan shall be entitled to receive fifty percent (50%) of any amount directly attributable to any Non-Product Claim less Enzon's reasonable attorneys' fees and expenses relating to prosecuting such Non-Product Claim. Elan shall have no right to institute or prosecute such an infringement action if Enzon declines to do so.

            (c) Upon receiving notice of infringement or suspected infringement of the Product Related Patent Rights or the foreign counterparts of the Product Patent Rights, including, without limitation, a Product Related Claim, Elan shall have the sole right and discretion, but not the obligation, to institute, prosecute, and control with its own counsel at its own expense any action or proceeding with respect to infringement of the Product Related Patent Rights or the foreign counterparts of the Product Patent Rights and Enzon shall have the right, but not the obligation at its own expense, to be represented in such action by its own counsel. Elan shall be entitled to retain all awards, damages and settlement amounts arising out of any action initiated pursuant to this
Section 3.02(b); provided, however, Enzon shall be entitled to receive fifty percent (50%) of any amount directly attributable to any Product Related Claim arising out of the Product Related Patent Rights less Elan's reasonable attorneys' fees and expenses relating to prosecuting such Product Related Claim. Enzon shall have no right to institute such an infringement action if Elan to do so.

            Section 3.03. Challenge of Patents. Neither party or its Affiliates, nor their respective sublicensees, will challenge (other than in defense of an action for infringement of a Product Patent Right or in an action for breach of contract) any of the Patent Rights owned or Controlled by the other party or its Affiliates that are related to the Product, or to any Product Improvement in the


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case of Enzon and any Elan Improvement in the case of Elan, or support an action of its Affiliate or a Third Party challenging the validity of any such Patent Rights.

                                    ARTICLE 4

                              TERM AND TERMINATION

            Section 4.01. Term and Expiration. This Agreement shall become effective as of the Effective Date and shall continue in perpetuity unless and until all licenses under Section 2 have terminated by mutual written agreement of the parties.

            Section 4.02. Accrued Rights; Surviving Obligations. Termination of this Agreement shall be without prejudice to any rights that shall have accrued to the benefit of any party prior to such termination. Such termination shall not relieve any party from obligations that are expressly indicated to survive termination of this Agreement.

                                    ARTICLE 5

                                  MISCELLANEOUS

            Section 5.01. Assignment, Binding Effect. Neither Elan nor Enzon may assign this agreement, or any of their respective right or obligations hereunder, without the prior written consent of the other party, which consent shall not be unreasonably withheld; provided, however, that (i) either party may assign this Agreement to an Affiliate without the prior written consent of the other party, and (ii) either party may assign or transfer this Agreement without consent to any entity into or with which such party merges or consolidates, or to whom such party transfers all or substantially all of its business or assets to which this Agreement relates, subject in either case to the assignee or transferee agreeing in advance and in writing to assume all of the assignor's or transferor's obligations under this Agreement. Notwithstanding the foregoing, the Product Patent Rights may not be assigned to an Affiliate or a Third Party without the concomitant assignment of this Agreement or all of the obligations hereunder to the assignee and any attempt to do so will be null and void. This Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and each of their respective successors and permitted assigns. The covenants, licenses and obligations contained herein are appurtenant to and shall run with transfer, assignment, sale or other disposition of the Patent Rights subject to this Agreement. Each party, at the request of the other party, shall take such reasonable steps, including, without limitation, filings with the applicable patent office, as are necessary to perfect the other party's rights with respect to such Patent Rights under this Agreement.

            Section 5.02. Insolvency. All rights and licenses granted under or pursuant to this Agreement by either party are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code and other similar foreign laws, licenses of rights to "intellectual property" as defined under
Section 101 of the U.S. Bankruptcy Code or such foreign laws. Each party


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agrees that the other party, as a licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under
Section 365(n) of the U.S. Bankruptcy Code and other similar foreign laws, and neither party shall claim that this Agreement does not fall within the scope thereof. Each party further agrees that, upon the commencement of a bankruptcy proceeding by or against such party under the U.S. Bankruptcy Code, the other party shall be immediately entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, and the same, if not already in such other party's possession, shall be promptly delivered to the other party if such party rejects this Agreement, fails to promptly elect in writing to continue to perform all of its obligations under this Agreement, and/or fails to take all steps necessary to protect such intellectual property.

            Section 5.03. Tax Matters. Elan agrees that it will deliver to Enzon two (2) duly completed, appropriate and valid Withholding Certificates (as defined under ss. 1.1441-1(c)(16) of the U.S. Income Tax Regulations) certifying its status (i.e., U.S. or foreign person).

            Section 5.04. Affiliates. Each party guarantees that its Affiliates shall comply with the terms and conditions of this Agreement relating thereto, including, without limitation, the terms and conditions of this Agreement applicable to the license of any rights hereunder.

            Section 5.05. Miscellaneous Terms. For the sake of brevity, this Agreement incorporates by reference the provisions of the Asset Purchase Agreement where this Agreement is silent. By way of example, such incorporation includes but is not limited to Choice of Law, Indemnification, Confidentiality, Public Announcements, Descriptive Headings, Injunctive Relief, Non-Waiver, Relationship of the Parties, Severability, and Counterparts, as they appear in the Asset Purchase Agreement.

                         [SIGNATURES ON FOLLOWING PAGE]


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            IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                        ELAN PHARMACEUTICALS, INC.

                                        By: /s/ Lisabeth F. Murphy
                                           -------------------------------------
                                           Name: Lisabeth F. murphy
                                           Title: Vice President & Secretary


                                        ENZON, INC.

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


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            IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                                        ELAN PHARMACEUTICALS, INC.

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                        ENZON, INC.

                                        By: [SIGNATURE ILLEGIBLE]
                                           -------------------------------------
                                           Name: [NAME ILLEGIBLE]
                                           Title:VP & GC


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